Exhibit 3.19

Bylaws

of

MxEnergy Electric Capital Holdings Corp.

Article I – Certificate of Incorporation

The name and purposes of MxEnergy Electric Capital Holdings Corp. (the “Corporation”), the name and address of its registered agent in the State of Delaware, and the number of shares authorized and their par value, shall be as set forth in the Certificate of Incorporation of the Corporation in effect from time to time (the “Certificate of Incorporation”), as filed in the State of Delaware.  These Bylaws, the powers of the Corporation and of its stockholders, directors and officers, and all matters concerning the conduct and regulation of the affairs of the Corporation, shall be subject to the Certificate of Incorporation.

Article II - Stockholders

Section 1.  Time and Place of Meetings of Stockholders.

(a)   Annual Meeting.  The annual meeting of stockholders of the Corporation, for the purpose of electing directors and transacting such other business as may be brought before the meeting, shall be held at a place designated by the board of directors in the notice of such meeting or, in the absence of such notice, at the offices of Jeffers & Ireland, Professional Corporation, 55 Walls Drive, Fairfield, Connecticut, at 6:00 pm on the first Monday in October of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Monday which is not a legal holiday; provided, however, that the time and place of such annual meeting may be changed by the board of directors from time to time, provided that all legal requirements for such change and notice to shareholders are observed.

(b)   Special Meetings.  Special meetings of the stockholders may be called by the board of directors to be held at such time and place and for such purpose or purposes as are specified in such call or by the holders of not less than one-third of all of the outstanding shares of the capital stock of the Corporation upon the filing with the secretary by such stockholders of a written application for such meeting stating the time and purpose of such meeting. The board of directors shall designate the place at which special meetings of stockholders called by the stockholders shall be held.

(c)   Neither the annual meeting nor any special meeting of stockholders need be held within the state of Delaware.

Section 2.  Notice of Meetings of Stockholders.

The secretary of the Corporation shall cause notice of each annual or special meeting to be mailed to all stockholders of record as of the record date as fixed by the board of directors for the determination of stockholders entitled to vote at such meeting.  If such notice is not mailed by the secretary for any reason, the president of the Corporation may cause such notice to be mailed.  Such notice shall indicate briefly the action to be taken at such meeting and shall be mailed to the stockholders at the addresses of such stockholders as shown on the books of the Corporation at least ten, but not more than sixty, days preceding the meeting.

Section 3.  Quorum.

At any meeting of the stockholders the holders of 75% or more of all of the outstanding shares of the stock of the Corporation, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these bylaws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.  Organization of Meetings.

(a)  The chairperson of the board, or in his or her absence the vice-chairperson of the board, or the president, in the order named, shall call meetings of the stockholders to order, and shall act as chairperson of such meeting;  provided, however, that the board of directors may appoint any stockholder to act as chair of any meeting in the absence of the chairperson of the board.

(b)  The secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 5.  Voting.

(a)   At each meeting of the stockholders, every stockholder of voting stock shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such stockholder or by his/her duly authorized attorney, and delivered to the inspectors at the meeting; and s/he shall have one vote for each share of stock standing registered in his/her name at the date fixed by the board of directors pursuant to Article V, Section 4 of these Bylaws. The votes for directors, and, upon demand of any stockholder, or where required by law, the votes upon any question before the meeting, shall be by ballot.

(b)   Prior to any meeting, but subsequent to the date fixed by the board of directors pursuant to Article V, Section 4 of these Bylaws, any proxy may submit his/her powers of attorney to the secretary, or to the treasurer, for examination. The certificate of the secretary, or of the treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of quorum at such meeting and of organizing the same, and for all other purposes.

(c)   The affirmative vote of the holders of 75% or more of the shares of stock represented at any such meeting at which a quorum is present shall be required to approve any action to be taken by the stockholders.

Section 9.  Consent in Writing.  Any action which may be taken by an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.  The secretary shall file such consents with the minutes of the meetings of the stockholders and shall notify all non-signing stockholders of the action taken.

Section 10.  Waiver of Notice.  Whenever notice of a meeting is required or permitted to be given to stockholders under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, executed before or after the meeting by such stockholder and filed with the records of the meeting, shall have the effect of such notice.  Any stockholder may waive notice of any meeting.  The attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except where a stockholder attends such meeting for the express purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened.

Article III - Board of Directors

Section 1.  Duties, Number and Term of Office.

(a)   Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all powers of the Corporation shall be exercised by and under the authority of the board of directors, which shall manage and direct the property, affairs and assets of the Corporation.  The board of directors may form one or more committees from time to time, including, without limitation, an Executive Committee, and may appoint one or more members of the board to any such committee, to act under the general direction of the board.

(b)   There shall be no fewer than one (1), and no more than fifteen (15), directors of the Corporation, in such number as shall be fixed from time to time by resolution of the board of directors.  The chairperson of the board, vice-chairperson of the board and president of the Corporation shall be directors.  In case of any increase of the number of directors, the additional director or directors shall be elected by the board of directors or by the stockholders at an annual or special meeting.  Each such additional director shall serve for the term for which s/he shall have been elected, and until his/her successor shall have been duly chosen.

(c)   Directors shall serve for a term of two (2) years and shall serve until their respective successors are elected and qualified, unless they sooner resign or are removed.

Section 2.  Resignation and Removal.  Any director may resign or be removed at any time.  A director who intends to resign shall give written notice to the board, delivered to the Chairperson or Vice-Chairperson.  Such resignation shall become effective immediately unless otherwise specified therein.  Removal of a director, with or without cause, may be effected by the stockholders or by the board, at any regular or special meeting for which prior notice has been given that the business of such meeting will include consideration of such director’s removal.

Section 3.  Vacancies.  In case of any vacancy in the board of directors through death, resignation, disqualification, removal or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his/her successor, shall be elected by a majority of the board of directors then in office, even if a quorum does not exist, or by the stockholders at an annual or special meeting.

Section 4.  Place of Meetings.  The board of directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law) in such place or places in the state of Delaware or outside of the state of Delaware, as the board from time to time may determine.

Section 5.  Regular Meetings.  Regular meetings of the board of directors shall be held on the day of the annual meeting of stockholders after the adjournment of such meeting, and quarterly on the second Monday of each January, April and July, if not a legal holiday, and if a legal holiday, then on a date fixed by the board of directors.  No notice shall be required for any such regular meeting of the board.

Section 6.  Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairperson or vice-chairperson of the board, or the president, or by any two directors (provided, however, that if there are only two directors, any one director may call a meeting) then in office.  The secretary or other officer, as directed by the president, shall give notice of each special meeting by mailing the same at least two days before the meeting, or by transmitting the same by facsimile or e-mail at least one day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 7.  Telephonic Participation.  A director may participate at a meeting of the board by means of a conference telephone or similar communications equipment, provided all the directors participating at the meeting are able to hear one another.

Section 8.  Waiver of Notice.  Whenever notice of a meeting is required or permitted to be given to a director under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, executed before or after the meeting by such director and filed with the records of the meeting, shall have the effect of such notice.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened.

Section 9.  Quorum; Vote.

(a)    A majority of the total number of directors shall constitute a quorum for the transaction of business; but if, at any meeting of the board, there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.  In the event that the Corporation has only two directors then in office, one director shall constitute a quorum.

(b)  The affirmative vote of at least a majority of the directors present at a meeting at which a quorum is present shall be necessary for the passage of any resolution; provided, however, that if there are only two directors present, the affirmative vote of both directors shall be necessary for the passage of any resolution.

Section 10.  Consent in Writing.  Any action permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if all of the directors, or all members of a committee of the board, as the case may be, severally or collectively consent in writing to any action.  The secretary shall file such consents with the minutes of the meetings of the board.

Section 11.  Order of Business.  At meetings of the board, business shall be transacted in such order as, from time to time, the board may determine by resolution.  At all meetings of the board of directors, the chairperson of the board, or in his/her absence the vice-chairperson of the board, or the president, in the order named, shall preside.

Section 12.  Contracts.

(a)  Inasmuch as the directors of the Corporation are persons of diversified business interests, and are likely to be connected with other corporations with which from time to time the Corporation must have business dealings, no contract or other transaction between the Corporation and any other corporation shall be affected by the fact that directors of the Corporation are interested in, or are directors or officers of, such other corporation, if, at the meeting of the board, or of the committee of the Corporation, making, authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested; and any director individually may be a party to, or may be interested in, any contract or transaction of the Corporation,  provided that any such contract or transaction that is not on arms-length terms shall be approved or be ratified by the affirmative vote of at least one-third of the directors then in office not so interested.

(b)  The board of directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.

Section 13.  Voting upon Stocks.  Unless otherwise ordered by the board of directors, the chairperson (or, at the chairperson’s discretion, the vice-chairperson) of the board shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner, the Corporation might have possessed and exercised if present. The board of directors, by resolution, from time to time, may confer like powers upon any other person or persons.

Section 14.  Compensation of Directors.  Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the board of directors as the board may from time to time determine.

Section 15.  Election of Officers.  At the first regular meeting of the board of directors in each year (at which a quorum shall be present) held next after the annual stockholders meeting, the board of directors shall proceed to the election of the principal officers of the corporation under the provisions of Article IV of these Bylaws.

Article IV - Officers

Section 1.  Officers.

(a)  The Corporation shall have a president, a secretary, and a treasurer, and may have a chairperson of the board, a vice-chairperson of the board, and one or more vice-presidents.  All of the foregoing officers shall be considered principal officers of the Corporation and shall be elected by the board of directors.  The president, chairperson of the board and vice-chairperson of the board shall also be directors, and any other officer may be, but need not be, a director.  Each principal officer who shall also be a director shall be considered an officer-director.

(b)  The board of directors or any committee designated by it may appoint such other officers as it or s/he shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be assigned to them by or with the authority of the board of directors.

(c)  One person may hold two or more offices, except that there shall be either a secretary or an assistant secretary who is not the same person as holds the office of president.

(d)  In its discretion, the board of directors may leave unfilled any office except those of chairperson of the board, president, treasurer and secretary.

(e)  All officers, agents and employees shall be subject to removal at any time by the board of directors.

(f)  Each of the salaried officers of the Corporation shall devote his/her entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the board of directors.

Section 2.  Chairperson of the Board.  The chairperson of the board of directors shall be the chief executive officer of the Corporation and, subject to the board of directors, shall be in general charge of the affairs of the Corporation.  The chairperson shall preside at all meetings of the stockholders and of the board of directors.

Section 3.  Vice-Chairperson of the Board.  The vice-chairperson of the board shall perform such duties as may be assigned to him/her by the chairperson of the board of directors or the board itself.

Section 4.  President.  Subject to the other provisions of the bylaws, the president shall have general charge of the business of the Corporation, under the general direction of the chairperson of the board. The president shall keep the board of directors fully informed and shall freely consult them concerning the business of the Corporation.  The president may sign and execute all authorized bonds, contracts, checks or other obligations in the name of the Corporation, and with the treasurer (or an assistant treasurer) or the secretary (or an assistant secretary) may sign all certificates of the shares in the capital stock of the Corporation. The president shall do and perform such other duties as from time to time may be assigned to him/her by the chairperson of the board of directors or the board itself.

Section 5.  Vice-Presidents.  Each vice-president shall have such authority, and shall perform such duties, as may be assigned to him/her by the president.

Section 6.  Treasurer.  The treasurer shall have custody of all the funds and securities of the Corporation which may have come into his/her hands; when necessary or proper s/he shall endorse, or cause to be endorsed, on behalf of the Corporation, for collection, checks, notes and other obligations, and shall cause the deposit of same to the credit of the Corporation in such bank or banks or depositary as the board of directors may designate or as the board of directors by resolution may authorize; s/he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which s/he may delegate; s/he shall sign all checks made by the Corporation; provided, however, that the board of directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; unless otherwise provided by resolution of the board of directors, s/he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; s/he may sign with the president all certificates of shares in the capital stock; whenever required by the board of directors, s/he shall render a statement of his cash account; s/he shall enter regularly, in books of the Corporation to be kept by him/her for the purpose, full and accurate account of all moneys received and paid by him/her on account of the Corporation; s/he shall, at all reasonable times, exhibit the Corporation’s books and accounts to any director of the Corporation upon application at his/her office during business hours; and s/he shall perform all acts incident to the position of treasurer and such other duties as may be required by these Bylaws or as may be designated from time to time by the board.  With the approval of the board of directors, the treasurer may appoint one or more assistant treasurers to assist him/her in the performance of the duties of this office, including the duty of attending meetings in the place of the treasurer, in a non-voting capacity.

If required by the board, the treasurer shall give a bond for the faithful discharge of his/her duties in such sum as the board of directors may require.

Section 7.  Secretary.  The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also (unless otherwise directed by the board of directors) the minutes of all committees, in books provided for that purpose; s/he shall attend to the giving and serving of all notices of the Corporation; s/he may sign with the president or a vice-president all certificates of shares in the capital stock; s/he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the board of directors and, when so ordered by the board of directors, s/he shall affix the seal of the Corporation to such; s/he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary’s office during business hours; and s/he shall in general perform all the duties incident to the office of secretary, subject to the control of the chairperson of the board of directors and the board itself.

Article V – Stock Certificates and Corporate Seal

Section 1.  Certificates of Shares.

(a)     The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be prepared or be approved by the board of directors. No certificate shall be valid unless it is signed by (i) the chairperson (or, at his or her direction, the vice-chairperson) of the board or the president, and (ii) the treasurer or an assistant treasurer, or the secretary or an assistant secretary.  If the share certificate is signed by a registrar other than the Corporation or its employee, the signatures of any such chairperson, vice-chairperson, president, treasurer, assistant treasurer, secretary or assistant secretary and, where authorized by resolution of the board of directors, any transfer agent, may be facsimiles. In case any such chairperson, vice-chairperson, president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate shall cease to be such chairperson, vice-chairperson, president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the Corporation before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such chairperson, vice-chairperson, president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the Corporation at the date of issue.

(b)     All certificates shall be consecutively numbered. The name of the person owning the share represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s books.

(c)     All certificates surrendered to the Corporation shall be cancelled, and no new certificate shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled, except in accordance with procedures established by the board of directors or where required by law.

Section 2.  Transfer of Shares.  Shares in the stock of the Corporation shall be transferred only on the books of the Corporation by the holder in person, or by his/her attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 3.  Regulations.  The board of directors shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

Section 4.  Fixing Date for Determination of Stockholders’ Rights.  The board of directors is authorized from time to time to fix in advance a date, not exceeding ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as stated.

Section 5.  Dividends.  The board of directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law.

Section 6.  Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any officer or officers of this Corporation may be used whenever and as authorized by the board of directors.

Section 7.  Corporate Seal.  The board of directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary. If and when so directed by the board, duplicates of the seal may be kept and be used by the treasurer or by any assistant secretary or assistant treasurer.

Article VI - Indemnification

(a)  The Corporation shall, to the fullest extent authorized or permitted by law, indemnify any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, whether civil, criminal or otherwise, by reason of the fact that s/he is or was a director or officer of the Corporation or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust, employee benefit plan or enterprise, unless any such action, suit proceeding has been, or is threatened to be, initiated against the indemnitee by the Corporation.

(b)  By an action of the board, the Corporation may, to the fullest extent authorized or permitted by law, indemnify any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, whether civil, criminal or otherwise, by reason of the fact that s/he is or was an employee or agent of the Corporation or serving at the request of the Corporation as an employee or agent of another corporation, joint venture, trust, employee benefit plan or enterprise, unless any such action, suit proceeding has been, or is threatened to be, initiated against the indemnitee by the Corporation.

(c)  Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.  No amendment to, or repeal of, all or any part of this Article VI shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Article VII - Amendments

Section 1.  Power.  The board of directors shall have power to adopt, amend and repeal the Bylaws at any regular or special meeting of the board,  provided that notice of intention to adopt, amend or repeal the Bylaws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.